Exhibit 99.1

Nuo Therapeutics Announces Senior Management Change and Provides Limited Corporate Update

Gaithersburg, MD – January 12, 2016 – Nuo Therapeutics, Inc. (OTCQX: NUOT) (“Nuo” or the “Company”), today announced that the Company has provided written notice to terminate, without cause, the employment relationship between the Company and Dean Tozer, its President and Chief Executive Officer. Also on January 8, 2016, the Board appointed the Company’s Acting Chief Financial Officer, David E. Jorden, as the Company's Acting Chief Executive Officer, effective immediately.

In addition, the Company announced that the third limited consent with Deerfield Management, L.P. and certain of its affiliates (“Deerfield”) with respect to the credit facility agreement expired as of January 7, 2016. No similar consents are currently expected.  However, the Company is in continued discussions with Deerfield and is exploring financing alternatives to access capital, primarily from equity interests.   The Company, however, does not have a commitment from any financing source and its cash resources are limited and a bankruptcy filing is being contemplated.

The Company's efforts are directed towards the maximization of value of the business assets for the benefit of all stakeholders and are, to some extent, intended to capitalize longer term on the recently increased Centers for Medicare & Medicaid Services (“CMS”) reimbursement rate for Aurix in excess of $1,400 as a national average rate.  As previously announced, the increased reimbursement rate became effective on January 1, 2016 at which time the Company raised its list price in commercial hospital based outpatient wound care facilities to $700 per treatment from the previous price of $340.  In addition the company has executed a non-binding letter agreement with a wound care management company intended to substantially augment the enrollment into the Coverage with Evidence Development (“CED”) study protocols in exchange for, among other things, local geographic exclusivity around study sites.  This letter agreement creates no obligation of either party to proceed with a transaction of any kind. Either party may terminate discussions at any time. Both parties are working diligently towards finalizing an agreement with a shared goal of execution before the end of January and initial implementation no later than March 2016.   The three Aurix study protocols require a total cumulative enrollment of approximately 2,200 patients (1:1 randomization between treatment with Aurix versus usual and customary care) while each protocol has an interim analysis point at 50% enrollment.   The true commercial value in Aurix will only be fully realized when prospective favorable clinical data results in a CMS determination to lift the CED constraint and allow unfettered commercial access to the product. No assurance can be given that the Company will be able to continue its operations long enough to obtain such results or to capitalize on the benefits associated therewith.  Such a collaboration briefly described above has the potential to meaningfully shorten the enrollment period for any or all the studies given the shared commitment to enrollment and treatment by the parties.  The pending agreement would incorporate expectations for enrollment and treatment of more than 1,500 study subjects (both treatment and control) over a 12 month period across up to 20+ wound care facilities. The Company's ability to recognize any gain from the relationship, as indicated above, is dependent upon its ability to secure substantial additional capital, a portion of which must be received within several weeks.

“As expected, the increased reimbursement rate for Aurix has galvanized notable interest in the wound care arena since we believe that the product's attractive clinical attributes can now be matched with a financially appropriate and viable reimbursement rate to treating facilities and consequently a sales price to Nuo that also captures the value proposition inherent in Aurix," commented David Jorden, Nuo's Acting CEO/CFO.  To fully capitalize on this favorable reimbursement situation, the Company will need to access further long term capital and our immediate and priority efforts are towards substantive discussions in this regard as rapidly as possible.”

“To this end the Company has retained Gordian Group LLC to assist in any potential restructuring/recapitalization efforts in addition to leading a process for identifying potential third parties interested in acquiring the Company's assets.  Such a sale transaction could occur either inside or outside of a court supervised restructuring.  Our interests are obviously in identifying a solution to our capital structure challenges outside of court given the high and inefficient costs associated therein but we are mindful that the long awaited reimbursement news came only at the end of October 2015 after more than seven years since spring 2008 when CMS reaffirmed their national non-coverage decision for autologous platelet derived products for chronic wounds.  We unfortunately can provide no assurance about our success with the above efforts but we are committed to efforts to attempt to maximize value for all the company's stakeholders,” added Mr. Jorden.

Any restructuring is expected to involve significant dilution to the ownership interests of holders of Nuo's common stock, and could result in its equity retaining little or no value.

About Nuo Therapeutics

Nuo Therapeutics, Inc. (the "Company" or “Nuo”) is a biomedical company that pioneers leading-edge biodynamic therapies for wound care. The Company's flagship product, Aurix is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds. For additional information please visit www.nuot.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning.

These forward-looking statements include, but are not limited to, our limited sources of working capital; our need for substantial additional financing; our ability to successfully procure financing alternatives to access capital, primarily from equity; our ability to identify alternative restructuring opportunities; our inability to comply with requirements imposed upon us by certain financing agreements, including from Deerfield Management Company, L.P., or Deerfield; that Deerfield will agree to restructure our existing credit facility; our ability to timely complete preparations for seeking court supervised protection from creditor claims, or for a restructuring; our ability to negotiate further modifications of the credit facility with the Deerfield lenders; whether the lenders under the Deerfield credit facility may declare an event of default under the agreement and foreclose on our assets; our ability to maximize the value of our business assets for the benefit of all stakeholders; our ability to realize any revenue attributable to CMS's increased reimbursement rate for Aurix; our ability to pursue, negotiate a final agreement for, successfully implement, or realize any revenue from the transactions contemplated by a non-binding letter agreement with a wound care management company intended to augment the enrollment into the CED study protocols; whether the 2016 CMS reimbursement rate for Aurix is a financially appropriate, viable or sustainable reimbursement rate, or will otherwise allow us to capture Aurix's inherent value proposition; whether Gordian Group LLC will be able to assist us in any potential restructuring/recapitalization efforts or be able to lead a process for identifying potential third parties interested in acquiring our assets; the risk of substantial dilution to the ownership interests of holders of our common stock that may result from a restructuring; the substantial risk that our common stock retains little or no value; the volatility of our stock price; and other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and our business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Contact:

David Jorden

Acting CEO/CFO

240-499-2680

djorden@nuot.com